Exhibit 10.4

AMENDMENT NO. 1 TO THE TAX RECEIVABLE AGREEMENT

November 7, 2023

THIS AMENDMENT NO. 1 (this “Amendment”) to the Tax Receivable Agreement (as amended, restated or otherwise modified from time to time, the “TRA”), dated as of May 4, 2018, is adopted, executed and entered into by Amneal Intermediate Inc. (formerly known as Amneal Pharmaceuticals, Inc.), a Delaware corporation (the “Corporation”), Amneal Pharmaceuticals, Inc. (formerly known as Amneal NewCo Inc.), a Delaware corporation (“New PubCo”), Amneal Pharmaceuticals LLC, a Delaware limited liability company (“Amneal LLC”) and Padmesh Patel, solely in his capacity as the Member Representative (the “Member Representative”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the TRA.

WHEREAS, on May 4, 2018, the parties hereto entered into the TRA;

WHEREAS, Section 7.6(b) of the TRA provides that the Corporation, with the consent of the Member Representative, may amend the TRA; provided that, the amendment of the definition of the Change of Control will also require the written approval of a majority of the Independent Directors;

WHEREAS, Padmesh Patel is the current, duly authorized Member Representative;

WHEREAS, the Corporation and the Member Representative desire to amend the TRA on the terms and subject to the conditions set forth herein; and

WHEREAS, the Conflicts Committee of the Board (which represents a majority of the Independent Directors) has unanimously approved amending the TRA on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein and in other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree, effective on the date hereof for all periods hereafter, as follows:

1.	Amendments to the TRA

(a)    The following definitions are hereby added:

“New PubCo” means Amneal NewCo Inc., a Delaware corporation.

(b)    The definition of “Board” is deleted in its entirety and replaced with the following:

“Board” means the Board of Directors of New PubCo.

(c)    The definition of “Change of Control” is deleted in its entirety and replaced with the following:

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act (excluding any “person” or “group” who, on the date hereof, is the Beneficial Owner of securities of New PubCo representing more than fifty percent (50%) of the combined voting power of New PubCo’s then outstanding voting securities)) becomes the Beneficial Owner of securities of New PubCo representing more than fifty percent (50%) of the combined voting power of New PubCo’s then outstanding voting securities;

(2) the shareholders of New PubCo approve a plan of complete liquidation or dissolution of New PubCo or there is consummated an agreement or series of related agreements for the sale or other disposition, directly, or indirectly, by New PubCo of all or substantially all of New PubCo’s assets, other than such sale or other disposition by New PubCo of all or substantially all of New PubCo’s assets to an entity at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of New PubCo in substantially the same proportions as their ownership of New PubCo immediately prior to such sale;

(3) there is consummated a Combination, and, immediately after the consummation of such Combination, either (x) the Board immediately prior to the Combination does not constitute at least a majority of the board of directors of the company surviving the Combination or, if the surviving company is a subsidiary, the ultimate parent thereof, or (y) all of the Persons who were the respective Beneficial Owners of the voting securities of New PubCo immediately prior to such Combination do not beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such Combination; or

(4) the following individuals cease for any reason to constitute a majority of the number of directors of New PubCo then serving: individuals who were directors of New PubCo on the date hereof and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of New PubCo) whose appointment or election by the Board or nomination for election by New PubCo’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors of New PubCo on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause 4.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the capital stock of New PubCo immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of New PubCo immediately following such transaction or series of transactions.

(d)    The definition of “Combination” is deleted in its entirety and replaced with the following:

“Combination” means a merger, consolidation, acquisition or other business combination of New PubCo or any direct or indirect subsidiary of New PubCo (including Amneal LLC) with any other corporation or other entity.

(e)    The definition of “Corporation” is deleted in its entirety and replaced with the following:

“Corporation” means Amneal Intermediate Inc. (formerly known as Amneal Pharmaceuticals, Inc.).

(f)    The definition of “Member Representative” is deleted in its entirety and replaced with the following:

“Member Representative” means Padmesh Patel or such other designee selected by Members holding a majority of the shares of Class A Common Stock beneficially owned by the Members.

(g)    The definition of “Assumed Tax Liability” is deleted in its entirety.

(h)    Section 3.1 (b)(ii) of the TRA is hereby deleted in its entirety and replaced with the following:

“(ii) Net Tax Benefit. The “Net Tax Benefit” Attributable to a Member for a Taxable Year equals the amount of the excess, if any, of (x) 75% of the Cumulative Net Realized Tax Benefit Attributable to such Member as of the end of such Taxable Year over (y) the aggregate amount of all Tax Benefit Payments previously made to such Member under this Section 3.1. For the avoidance of doubt, if the Cumulative Net Realized Tax Benefit that is Attributable to a Member as of the end of any Taxable Year is less than the aggregate amount of all Tax Benefit Payments previously made to such Member, such Member shall not be required to return any portion of any Tax Benefit Payment previously made by the Corporation to such Member.”

(i)    Section 6.4(a) of the TRA is hereby deleted in its entirety and replaced with the following:

“[Reserved]”

2.    Miscellaneous.

(a)    Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(b)    No Other Amendments. Except as modified by this Amendment, the TRA shall remain in full force and effect. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provisions of the TRA, other than as expressly contemplated herein.

(c)    Controlling Law; Forum. This Acknowledgment and Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to exclusive jurisdiction and venue therein and waive any objection based on venue or forum non conveniens with respect to any action instituted therein.

(d)    Severability. If any provision of this Amendment shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

(e)    Counterparts. This Amendment may be executed in any number of identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute collectively, one instrument. This Amendment may be validly executed and delivered by facsimile or other electronic transmission. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

AMNEAL PHARMACEUTICALS, INC.

By:	/s/ Anastasios Konidaris
Name:	Anastasios Konidaris
Title:	Executive Vice President, Chief Financial Officer

AMNEAL INTERMEDIATE INC.

By:	/s/ Anastasios Konidaris
Name:	Anastasios Konidaris
Title:	Executive Vice President, Chief Financial Officer

AMNEAL PHARMACEUTICALS LLC

By:	/s/ Anastasios Konidaris
Name:	Anastasios Konidaris
Title:	Executive Vice President, Chief Financial Officer

MEMBER REPRESENTATIVE

By:	/s/ Padmesh Patel
Name:	Padmesh Patel

[Signature Page to Amendment No. 1 to Tax Receivable Agreement]